Exhibit 77Q3
77Q3 a (i): Not applicable at this time

77Q3 a (ii): There were no significant changes in the internal controls, nor any corrective actions with regard to significant deficiencies and material weaknesses, or in other factors that could significantly affect these controls, of the Phoenix Aberdeen Series Fund subsequent to September 10, 2002 the date of the report of Independent
Accountants, PricewaterhouseCoopers LLP as of July 31 2002, that is included in this report as an Attachment in response to Sub-Item 77B.

77Q3 a (iii):certifications

                     Form N-SAR Certification

I, Philip R. McLoughlin, certify that:

1. I have reviewed this report on Form N-SAR of Phoenix-Aberdeen Series
Fund:

2. Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

3. Based on my knowledge, the financial information included in this report, and the financial statements on which the financial information is based, fairly present in all material respects the financial condition, results of operations, changes in net assets, and cash flows (if the financial statements are required to include a statement of cash flows) of the registrant as of, and for, the periods presented in this report;

Date: 9/27/02
/s/ Philip R. McLoughlin
Philip R. McLoughlin
Chairman and President


                       Form N-SAR Certification

I, Nancy G. Curtiss , certify that:

1. I have reviewed this report on Form N-SAR of Phoenix-Aberdeen Series
Fund:

2. Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

3. Based on my knowledge, the financial information included in this report, and the financial statements on which the financial information is based, fairly present in all material respects the financial condition, results of operations, changes in net assets, and cash flows (if the financial statements are required to include a statement of cash flows) of the registrant as of, and for, the periods presented in this report;

Date: 9/27/02
/s/ Nancy G. Curtiss
Nancy G. Curtiss
Treasurer